UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
August 28, 2005
Doane Pet Care Company
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27818 (Commission File Number)	43-1350515 (IRS Employer Identification No.)

210 Westwood Place South, Suite 400 Brentwood, TN (Address of Principal Executive Offices)	37027 (Zip Code)
Registrant’s telephone number, including area code: (615) 373-7774
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On August 28, 2005, Doane Pet Care Company (the “Company”) and its parent corporation, Doane Pet Care Enterprises, Inc. (“Enterprises”), entered into an agreement with Teachers’ Private Capital, the private investment arm of the Ontario Teachers’ Pension Plan, pursuant to which Teachers’ Private Capital will acquire all of the outstanding stock of Enterprises for total cash consideration of $840 million.
     The acquisition of Enterprises’ outstanding stock by Teachers’ Private Capital will be effected through the merger of DPC Newco, Inc. (“Newco”), a Delaware corporation formed by Teachers’ Private Capital to effect the transaction, with and into Enterprises. In accordance with the Agreement and Plan of Merger, dated as of August 28, 2005, by and among Newco, Enterprises and the Company (the “Merger Agreement”), consummation of the transaction is subject to customary terms and conditions, including, but not limited to, regulatory approvals.
     A copy of the Merger Agreement will be filed as an exhibit to the Company’s next periodic report.
Change of Control
     Completion of the transaction will constitute a change of control of the Company, triggering repayment or redemption obligations under the Company’s credit facility and governing documents of certain of its securities. In connection with the transaction, the Company may redeem, repay or refinance some or all of its securities or outstanding indebtedness. The Company is also party to other agreements in the ordinary course of business that may contain change of control provisions. Under these agreements, completion of the transaction may require the Company to take certain actions or obtain necessary consents.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
     On August 29, 2005, the Company issued a press release announcing the acquisition by Teachers’ Private Capital of all of the outstanding stock of Enterprises for total cash consideration of $840 million. A copy of the press release is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, each as amended, except as shall be expressly set forth by specific reference in such a filing.
Section 8—Other Events
Item 8.01. Other Events.
     In connection with the transaction discussed in Item 1.01 of this Form 8-K, the Board of Directors of the Company has approved transaction bonuses for the Company’s global senior management in an aggregate amount of up to $15 million. Payment terms and amounts of the transaction bonuses are dependent upon the satisfaction of certain conditions, including, but not limited to, completion of the transaction.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

99.1	Press Release Dated August 29, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOANE PET CARE COMPANY
By:	/s/ DOUGLAS J. CAHILL
Douglas J. Cahill
President and Chief Executive Officer

Date: September 1, 2005

EXHIBIT INDEX

Exhibit
Index	Description

99.1	Press Release Dated August 29, 2005